Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL COMMENTS ON TOSHIBA’S INTENT TO TRANSFER

FLASH JV INTERESTS TO A CONSORTIUM LED BY SK HYNIX AND BAIN CAPITAL

SAN JOSE, Calif. — Sept. 20, 2017 — Western Digital Corp. (NASDAQ: WDC) today commented on Toshiba Corporation’s (“Toshiba”) proposed transfer of its interests in its NAND flash-memory joint ventures operated with Western Digital’s SanDisk subsidiaries (“JVs”) to a consortium led by Korea-based SK Hynix Inc. and Bain Capital:

Our goal all along has been to reach a mutually beneficial outcome that addresses all issues for Toshiba and its stakeholders, and most importantly, ensures the longevity and continued success of the JVs. Throughout our ongoing dialogue with Toshiba, we have remained flexible and have submitted numerous proposals that have specifically addressed all of Toshiba’s concerns. We are disappointed that Toshiba would take this action despite Western Digital’s tireless efforts to reach a resolution that is in the best interests of all stakeholders.

Furthermore, it is troubling that Toshiba would pursue this transaction without SanDisk’s consent, as the language in the relevant JV agreements is unambiguous, and courts have entered multiple rulings in favor of protecting SanDisk’s contractual rights. Toshiba has also acknowledged and validated SanDisk’s legitimate consent rights on multiple occasions.

Western Digital remains confident that SanDisk will succeed on the merits of its arbitration requests filed on May 14, 2017, and July 5, 2017, and those cases continue to move forward in the ICC International Court of Arbitration. In addition, on July 28, 2017, the Superior Court of California for the County of San Francisco entered a stipulated order preventing Toshiba from closing any transfer of its JV interests without providing at least 14 days advance notice to SanDisk.

Western Digital Comments on Toshiba’s Intent to Transfer Flash JV

Interests to a Consortium led by SK Hynix and Bain Capital

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements concerning the JVs, SanDisk’s rights under the JV agreements and its actions to protect such rights, ongoing proceedings with respect to those rights, and Western Digital’s or SanDisk’s actions in response to Toshiba’s announcement that it intends to transfer its interests in the JVs to a consortium led by SK Hynix and Bain Capital. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on Aug. 29, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Western Digital Comments on Toshiba’s Intent to Transfer Flash JV

Interests to a Consortium led by SK Hynix and Bain Capital

Contacts

United States

Media Contact:

Jim Pascoe, 408-717-6999

jim.pascoe@wdc.com

or

Investor Contact:

Bob Blair, 949-672-7834

robert.blair@wdc.com

or

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko / Ed Trissel

415-869-3950 / 212-355-4449

wdcmedia@joelefrank.com

Japan

Media Contacts:

Emi Hatano, 090-5765-9730

emi.hatano@sandisk.com

or

Ashton Consulting

John Sunley / Brendan Jennings

03 5425-7220 / 090—7416-0180 / 050 7576-6190

WDC_JapanPR@ashton.jp